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                                                                    EXHIBIT 21.1

                                 AMREIT, INC.
                          SUBSIDIARIES OF THE COMPANY

Set forth below is certain information with respect to each of the Company's subsidiaries:


                                        STATE OF
SUBSIDIARY                              DOMICILE

AmREIT Realty Investment Corporation     Texas
AmREIT Operating Corporation             Texas
AmREIT Opportunity Corporation           Texas